Filed pursuant to Rule 433(d)

Registration Statement No. 333-127834

The following is a preliminary Term Sheet. All terms and statements are subject to change.

February 9, 2006

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (877) 858-5407. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change. The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

Citigroup Global Markets Inc.

Trading
Brian Delany	(212) 723-6038	brian.delany@citigroup.com
Sean Duffy	(212) 723-6038	sean.k.duffy@citigroup.com

Mortgage Finance
Pete Steinmetz	(212) 723-6391	peter.d.steinmetz@citigroup.com
Pavithra Jayaraman	(212) 723-6386	pavithra.jayaraman@citigroup.com
Scott Schundler	(212) 723-9938	scott.schundler@citigroup.com
Kathryn Ebner	(212) 723-6334	kathryn.ebner@citigroup.com

Analytics
Oleg Saitskiy	(212) 723-4589	oleg.saitskiy@citigroup.com
James Vosotas	(212) 723-5293	james.vosotas@citigroup.com
Joseph Ng	(212) 723-1162	joseph.l.ng@citigroup.com

Term Sheet	Date Prepared: February 9, 2006

CITIGROUP MORTGAGE LOAN TRUST INC.,

MORTGAGE-BACKED NOTES, SERIES 2006-AR1

Approximate Total Principal Amount Offered: $ 1,526,590,000

Offered Notes(1)
Tranche	Principal or Notional Balance(2)	WAL (Yrs) (Roll/Mat) (3)	Pymt Window (Mos) (Roll/Mat) (3)	Note Interest Rates	Delay Day	Tranche Type	Expected Ratings (S&P/Moody’s/Fitch)
1-A1	$644,502,000	2.31 / 3.32	1 – 55 / 1 – 355	4.900%(4)	24	Super Senior	AAA/NR/AAA
1-A2	$28,022,000	2.31 / 3.32	1 – 55 / 1 – 355	4.900%(4)	24	Senior Support	AAA/NR/AAA
2-A1	$182,641,000	2.50 / 3.33	1 – 60 / 1 – 360	4.700%(5)	24	Super Senior	NR/Aaa/AAA
2-A2	$7,940,000	2.50 / 3.33	1 – 60 / 1 – 360	4.700%(5)	24	Senior Support	NR/Aaa/AAA
3-A1	$631,128,000	2.57 / 3.33	1 – 60 / 1 – 360	5.500%(6)	24	Super Senior	NR/Aaa/AAA
3-A2	$32,357,000	2.57 / 3.33	1 – 60 / 1 – 360	5.500%(6)	24	Senior Support	NR/Aaa/AAA
1-X1
2-X1
3-X1
1-M1
2-M1
1-B1
1-B2
1-B3
1-B4
1-B5	These Classes are Not Offered
1-B6
2-B1
2-B2
2-B3
2-B4
2-B5
2-B6
3-B1
3-B2

3-B3
3-B4
3-B5
3-B6

(1)

This transaction has three groups of collateral (Group I, Group II and Group III Mortgage Loans). Only the Class 1-A1, Class 1-A2, Class 2-A1, Class 2-A2, Class 3-A1 and Class 3-A2 Notes, which relate to the Group I, Group II and Group III Mortgage Loans, will be offered.

(2)	The class sizes are approximate and subject to +/- 5% variance and final rating agency levels.
(3)

The WAL and Payment Windows to Roll for the Class 1-A1, Class 1-A2, Class 2-A1, Class 2-A2, Class 3-A1 and Class 3-A2 Notes are shown assuming all loans are paid on their first reset date (“CPB”) at pricing speed of 25% CPR. The WAL and Payment Windows to Maturity for the Class 1-A1, Class 1-A2, Class 2-A1, Class 2-A2, Class 3-A1 and Class 3-A2 Notes are shown at pricing speed of 25% CPR (as described herein).

(4)

Coupon for Class 1-A1 and Class 1-A2 Notes for the first 48 periods will be equal to 4.900% per annum, thereafter it will equal the least of (i) one-year U.S. Treasury note index plus 2.400% per annum, (ii) 10.044% and (iii) the applicable Available Funds Rate.

(5)

Coupon for Class 2-A1 and Class 2-A2 Notes for the first 56 periods will be equal to 4.700% per annum, thereafter it will equal the least of (i) one-year U.S. Treasury note index plus 2.400% per annum, (ii) 9.864% and (iii) the applicable Available Funds Rate.

(6)

Coupon for Class 3-A1 and Class 3-A2 Notes for the first 59 periods will be equal to 5.500% per annum, thereafter it will equal the least of (i) one-year U.S. Treasury note index plus 2.400% per annum, (ii) 10.698% and (iii) the applicable Available Funds Rate.

Title of the Securities:	Citigroup Mortgage Loan Trust Inc., Mortgage-Backed Notes, Series 2006-AR1

Offered Notes:

Approximately $1,526,590,000 variable-rate Class 1-A1, Class 2-A1 and Class 3-A1 Notes (collectively referred to as the “Super Senior Notes”), Class 1-A2, Class 2-A2 and Class 3-A2 Notes (collectively referred to as the “Senior Support Notes” and along with Super Senior Notes, referred to as the “Class A Notes” or the “Senior Notes”) will be offered pursuant to this term sheet.

Non-Offered Notes:

The Class 1-X1, 2-X1, 3-X1, 1-M1, 2-M1, 1-B1, 1-B2, 1-B3, 1-B4, 1-B5, 1-B6, 2-B1, 2-B2, 2-B3, 2-B4, 2-B5, 2-B6, 3-B1, 3-B2, 3-B3, 3-B4, 3-B5, and 3-B6 Notes will not be offered. The Class 1-X1, 2-X1 and 3-X1 Notes are collectively referred to as the “Class X Notes” or the “Interest-Only Notes”. The Class 1-M1 and 2-M1 Notes are collectively referred to as the “Class M Notes” or the “Mezzanine Notes”. The Class 1-B1, 1-B2, 1-B3, 1-B4, 1-B5, 1-B6, 2-B1, 2-B2, 2-B3, 2-B4, 2-B5, 2-B6, 3-B1, 3-B2, 3-B3, 3-B4, 3-B5, and 3-B6 Notes are collectively referred to as the “Class B Notes” and, together with the Class M Notes, referred to as the “Subordinate Notes”.

Cut-off Date:	February 1, 2006

Settlement Date:	On or about February 27, 2006.

Payment Dates:	The 25th day of each month (or if not a business day, the next succeeding business day), commencing in March 2006.

Day Count:	Interest will accrue on the Offered Notes on the basis of a 360-day year consisting of twelve 30-day months.

Depositor:	Citigroup Mortgage Loan Trust Inc.

Lead & Sole Underwriter:	Citigroup Global Markets Inc.

Master Servicer and Trust

Administrator:	CitiMortgage, Inc.

Originator and Servicer:	Wells Fargo Bank N.A.

Paying Agent, Note

Registrar and

Authenticating Agent:	Citibank, N.A.

Indenture Trustee:	US Bank National Association

Owner Trustee:	Wilmington Trust Company

The Mortgage Pool:

The Mortgage Pool is comprised of three groups of mortgage loans totaling approximately 3,550 adjustable-rate, first lien, prime hybrid mortgage loans, with an aggregate scheduled principal balance as of the Cut-off Date of approximately $1,594,909,440 (“Mortgage Loans”). The Mortgage Loans are Wells Fargo originated 5/1 ARMs that adjust based upon the 1-year CMT index and have initial rate adjustments occurring five years after the first payment date. The rate adjustment frequency is annual after the initial rate adjustment.

The Group I Mortgage

Loans:

The Group I Mortgage Loans consist of 5/1 Relationship ARM loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $700,546,037. The Relationship ARM is a Wells Fargo portfolio product that provides interest rate reductions to reward customers who have an existing relationship or establish a new relationship with Wells Fargo Bank. Based on the verified relationship at closing, the customer is placed into a relationship stage and receives a discounted rate. Borrowers must maintain their relationship after closing in order to maintain their relationship pricing.

The Group II Mortgage

Loans:

The Group II Mortgage Loans consist of 5/1 ARM loans with an aggregate scheduled principal balance as of the Cut-Off Date of approximately $198,521,380. All Group II Mortgage Loans have a gross mortgage rate of less than or equal 5.375% with an overall weighted average gross mortgage rate of 5.116% as of the Cut-Off date. Approximately 14.18% of the Group I Mortgage Loans are Relocation Mortgage Loans. Relocation Mortgage Loans are originated in connection with the purchases of residences of relocated employees of various corporate employers that participated in the relocation program of Wells Fargo Bank and of various non-participant employers.

The Group III Mortgage

Loans:

The Group III Mortgage Loans consist of 5/1 ARM loans with an aggregate scheduled principal balance as of the Cut-Off Date of approximately $695,842,023. All Group III Mortgage Loans have a gross mortgage rate of greater than 5.375% with an overall weighted average gross mortgage rate of 5.950% as of the Cut-Off date.

Structure:

The trust contains three sets of notes with three independent groups of underlying collateral (Group I, Group II, and Group III Mortgage Loans) and three independent structures, which are each classified as Senior/Subordinate, shifting interest.

Available Funds Rate:

With respect to any Payment Date and each class of the Class A Notes, a per annum rate, expressed as a percentage, equal to a fraction, the numerator of which is the interest funds for the related loan group, multiplied by 12, and the denominator of which is the beginning principal balance of the related Class A Notes.

Note Interest Rate:	The Note Interest Rates for the Notes as are as follows:

•

For the Class 1-A1 and 1-A2 Notes, (a) on any Payment Date on or prior to February 2010, the lesser of (i) 4.900% and (ii) the applicable Available Funds Rate and (b) after the Payment Date in February 2010, the least of (i) one-year U.S. Treasury note index plus 2.400% per annum, (ii) 10.044% and (iii) the applicable Available Funds Rate;

•

For the Class 2-A1 and 2-A2 Notes, (a) on any Payment Date on or prior to October 2010, the lesser of (i) 4.700% and (ii) the applicable Available Funds Rate and (b) after the Payment Date in October 2010, the least of (i) one-year U.S. Treasury note index plus 2.400% per annum, (ii) 9.864% and (iii) the applicable Available Funds Rate;

•

For the Class 3-A1 and 3-A2 Notes, (a) on any Payment Date on or prior to January 2011, the lesser of (i) 5.500% and (ii) the applicable Available Funds Rate and (b) after the Payment Date in January 2011, the least of (i) one-year U.S. Treasury note index plus 2.400% per annum, (ii) 10.698% and (iii) the applicable Available Funds Rate;

•

For the Class 1-X1 Notes, will be a variable rate equal to the greater of (a) zero and (b) the sum of the aggregate principal balances of the Class 1-A1 and 1-A2 Notes multiplied by the weighted average Net Mortgage Rate of the Group I Mortgage Loans, less the interest distributable to the Class 1-A1 and 1-A2 Notes;

•

For the Class 2-X1 Notes, will be a variable rate equal to the greater of (a) zero and (b) the sum of the aggregate principal balances of the Class 2-A1 and 2-A2 Notes multiplied by the weighted average Net Mortgage Rate of the Group II Mortgage Loans, less the interest distributable to the Class 2-A1 and 2-A2 Notes;

•

For the Class 3-X1 Notes, will be a variable rate equal to the greater of (a) zero and (b) the sum of the aggregate principal balances of the Class 3-A1 and 3-A2 Notes multiplied by the weighted average Net Mortgage Rate of the Group III Mortgage Loans, less the interest distributable to the Class 3-A1 and 3-A2 Notes;

•

For the Class M (if applicable) and B Notes, a per annum rate equal to the greater of (i) zero and (ii) the interest funds from the related mortgage loans less the related Class A and Class X interest distributions, multiplied by a fraction, the numerator of which is 12, and the denominator of which is the aggregate beginning note balance of the Class M (if applicable) and Class B Notes.

Interest Shortfall

Amount:

To the extent that the Class A Notes were paid pursuant to the related clause (a)(ii) in the Note Interest Rate section above, the related Interest Shortfall Amount for such Class A Notes will equal the difference between the applicable clauses (a)(i) and (a)(ii) above. To the extent that the Class A Notes were paid pursuant to the related clause (b)(iii) in the Note Interest Rate section above, the related Interest Shortfall Amount for such Class A Notes will equal the difference between (1) the lesser of the applicable clauses (b)(i) and (b)(ii) and (2) the applicable clause (b)(iii) above.

Net Mortgage Rate:	Gross mortgage rate of the related mortgage loans less the servicing and administration fee rates.
Credit Enhancement:

Credit enhancement for the Class A Notes will be provided by a senior/subordinate, shifting interest structure. The Class M (if applicable) and Class B Notes are subordinate to, and provide credit enhancement for, their related Class A Notes. The Super Senior Notes will also have additional credit enhancement from their related Senior Support Notes with respect to loss allocation (See “Loss Protection” percentages in the “Allocation of Losses” section).

Subordination:

Notes	Ratings (S&P/Fitch)	Initial Subordination Percentage*
Class 1-A Notes	AAA/AAA	[4.00]% (+/- 25 bps)
Notes	Ratings (Moody’s/Fitch)	Initial Subordination Percentage*
Class 2-A Notes	Aaa/AAA	[4.00]% (+/- 25 bps)
Notes	Ratings (Moody’s/Fitch)	Initial Subordination Percentage*
Class 3-A Notes	Aaa/AAA	[4.65]% (+/- 25 bps)
*	Preliminary and subject to change based upon the final pools as of the Cut-Off Date.

Payment Priority:

On each payment date, the Paying Agent will first pay to the Class A Notes relating to each group the amounts of interest and principal payable to them from available funds of that group. The Paying Agent will then pay to the Class X Notes relating to each group the amounts of interest payable to them from the available funds from that group. Then the Paying Agent pay interest and principle as applicable to the Class M (if applicable) and Class B Notes relating to each group from the remaining available funds from that group.

Available Funds:

A. The payment to the Notes relating to each group, to the extent of related available funds from that group, will generally be made according to the following priority:

1.	Payment of interest, concurrently, to the holders of the Class A Notes in an amount equal to the interest accrued at their respective Note Interest Rates;

2.

Payment of any Interest Shortfall Amounts to the Class A Notes, and the accrued interest thereon pursuant to the applicable clause (a)(i) in the Note Interest Rate section above or, the lesser of the applicable clauses (b)(i) and (b)(ii) in the Note Interest Rate section above;

3.	Payment of principal to the holders of the Class A Notes, each class’s allocable share of principal;
4.

Payment from remaining available funds to the Class A Notes, an amount equal to the amount of the principal portion of any Realized Losses previously allocated to such class and interest thereon at the related Note Interest Rate calculated without regard to the related Available Funds Rates (to the extent not previously reimbursed to the Class A Notes).

B.

The aggregate available funds remaining from each group after the payments made in clauses 1 through 4 above generally will be paid to the related Class X, Class M (if applicable) and Class B Notes as follows:

1.	First, to the Class X Notes, interest at their respective Note Interest Rates; and
2.

Second, sequentially to the Class M (if applicable) and then Class B Notes, in order of their numerical designation, up to an amount equal to and in the following order with respect to each such Class: (a) interest accrued at the respective Note Interest Rate; (b) any accrued interest thereon remaining unpaid from previous Payment Dates, with accrued interest thereon, to the extent of the remaining interest funds for such Payment Date; and (c) such Class’s allocable share of principal until the Note Principal Balance thereof has been reduced to zero.

Allocation of Losses:

Realized losses on the Group I, Group II, and Group III Mortgage Loans will be allocated to their related Class B Notes in order of their reverse numerical class designations, until the note principal balance of each class of related Class B Notes has been reduced to zero. Thereafter, realized losses on the mortgage loans will be allocated to the Class 1-M1, then to the Class 1-A2 and then the Class 1-A1 Notes (if the realized loss is on a Group I Mortgage Loan), to the Class 1-M2, then to the Class 2-A2 and then to the Class 2-A1 Notes (if the realized loss is on a Group II Mortgage Loan), and to the Class 3-A2 and then to the Class 3-A1 Notes (if the realized loss is on a Group III Mortgage Loan).

Class	Loss Protection
Group I Super Senior Notes	[8.00]%
Group I Senior Support Notes	[4.00]%
Group II Super Senior Notes	[8.00]%
Group II Senior Support Notes	[4.00]%
Group III Super Senior Notes	[9.30]%
Group III Senior Support Notes	[4.65]%

Cross Collateralization:	In no circumstance will amounts received on the mortgage loans from one loan group be used to pay interest and principal on unrelated notes.

Unscheduled Principal:

The Senior Notes will be entitled to receive 100% of the unscheduled principal on the mortgage loans in the related group through the payment date in February 2013. After such time the prepayment percentages for the Subordinate Notes relating to each group will be as follows:

March 2013 – February 2014	30% of their pro rata share
March 2014 – February 2015	40% of their pro rata share
March 2015 – February 2016	60% of their pro rata share
March 2016 – February 2017	80% of their pro rata share

March 2017 – and after	100% of their pro rata share

Provided that:

(i)	the aggregate principal balance of the mortgage loans 60 days or more delinquent does not exceed 50% of the aggregate note principal balance of the Subordinate Notes as of that date; and

(ii)	the cumulative realized losses on the mortgage loans do not exceed the then applicable Trigger Amount.

Not withstanding the foregoing,

(iii)

if on any payment date before March 2009, the subordinate percentage is equal to or greater than twice the initial subordination percentage as of the Cut-Off Date, then the Subordinate Notes will receive 50% of their pro rata share of unscheduled principal from the Mortgage Loans; and

(iv)

if on any payment date on or after March 2009, the subordinate percentage is equal to or greater than twice the initial subordination percentage as of the Cut-Off Date, then the Subordinate Notes will receive 100% of their pro rata share of unscheduled principal from the Mortgage Loans.

Trigger Amount:

Payment Date Occurring in the Period:	Realized Losses as a % of Initial Sum of the Note Principal Balances of the Subordinate Notes
March 2013 – February 2014	30%
March 2014 – February 2015	35%
March 2015 – February 2016	40%
March 2016 – February 2017	45%
March 2017 and after	50%

Call Provision:

At its option, the holder of the owner trust certificates (or if that entity fails to exercise such option, the Master Servicer) may purchase all of the Mortgage Loans in any group (and related properties acquired on behalf of the trust) when the Mortgage Loans and such properties related to that group remaining in the trust have been reduced to less than 10% of the principal balance of the Mortgage Loans in that group as of the Cut-Off Date. The Notes will be redeemed at par plus accrued interest in order of seniority to the extent there are sufficient proceeds from such purchase.

P&I Advances:

The Servicer will be required to advance delinquent payments of principal and interest on the mortgage loans to the extent such amounts are deemed recoverable. The Servicer will be entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Compensating Interest:

With respect to each principal prepayment of loans, the Servicer will be obligated to pay an amount which, when added to all amounts allocable to interest received in connection with the principal prepayment, equals one month's interest on the amount of principal so prepaid at the applicable mortgage loan remittance rate.

Underwriting Standards:	The Mortgage Loans were underwritten to the guidelines of the originator as more fully described in the prospectus supplement.

Legal Structure:	The trust will be established as a Delaware statutory trust.

Derivative Contracts:

The trust agreement creating the Issuer provides that at the direction of the holder of the owner trust certificates, the trust shall enter into derivative contracts for the benefit of the holder of the owner trust certificates; provided the counterparty to such derivative contract shall not be an affiliate of the Depositor. Any acquisition of a derivative contract shall be accompanied by (i) an appropriate amendment to such trust agreement, (ii) any opinion of counsel and (iii) the consent of each holder of the owner trust certificates to the acquisition of such derivative contract. All collections, proceeds and other amounts in respect of the derivative contracts payable by the derivative counterparty shall be distributed to the holder of the owner trust certificates. Any derivative contact that provides for any payment obligation on the part of the trust must (i) be without recourse to the assets thereof, (ii) contain a non-petition covenant position from the derivative counterparty, (iii) limit payment dates thereunder for payments, if any, to Payment Dates, and (iv) contain a provision limiting any cash payments (including termination payments) due to the derivative counterparty on any day under such derivative contract solely to funds otherwise available to make payments to the holder of the owner trust certificates on such Payment Date. The Seller shall determine, in its sole discretion, whether any derivative contract conforms to the requirements of the trust agreement.

Loan Buy Out Option:

The holder of the owner trust certificates will have the option to purchase, at any one time, 1.00% (and in any case, at least 5 Mortgage Loans) of the Mortgage Loans, by aggregate Stated Principal Balance of the Mortgage Loans as of such date, at a purchase price of par or equal to the aggregate fair market value of such Mortgage Loans. The Mortgage Loans that may be purchased by the holder of the owner trust certificates will be selected by it in its sole discretion.

Special Foreclosure Rights:

In the event that any payment due under any Mortgage Loan is not postponed and remains delinquent for a period of ninety (90) days or any other default continues for a period of ninety (90) days beyond the expiration of any grace or cure period the Servicer shall provide written notice to the Master Servicer that the Servicer intends to proceed with foreclosure. In the event the holder of the owner trust certificates objects to such action, the Servicer shall not be required to make monthly advances with respect to such Mortgage Loan. The Servicer shall not commence foreclosure proceedings with respect to a Mortgage Loan unless (i) no later than five Business Days prior to its commencement of such foreclosure proceedings, it notifies the Master Servicer of its intention to do so, and (ii) the holder of the owner trust certificates does not, within such five-Business-Day period, affirmatively object to such action. In the event that the Servicer determines in accordance with its servicing standard not to proceed with foreclosure proceedings with respect to a Mortgage Loan that becomes 60 days’ or more delinquent and the Servicer has determined that it is unable to collect payments due under such Mortgage Loan in accordance with its servicing standard the Servicer shall, prior to taking any action with respect to such Mortgage Loan, promptly provide the Servicer with notice of such determination and a description of such other action as it intends to take with respect to such Mortgage Loan; provided, that the Servicer shall not be permitted to proceed with any such action unless the holder of the owner trust certificates does not, within five Business Days following such notice, affirmatively object to the Servicer taking such action. If the holder of the owner trust certificates timely and affirmatively objects to an action or contemplated action of the Servicer pursuant either to (a) or (b) above, then it shall instruct the Master Servicer to hire, at the sole cost and expense of the holder of the owner trust certificates, three appraisal firms, selected by the Master Servicer from the list of appraisal firms specified in the related servicing agreement, to compute the fair value of the Mortgaged Property relating to the related Mortgage Loan utilizing the Fannie Mae Form 2055 Exterior-Only Inspection Residential Appraisal Report (each such appraisal-firm computation, a “Fair Value Price”), in each case no later than 30 days from the date of such objection. If the Master Servicer shall have received three Fair Value Prices by the end of such 30-day period, then the holder of the owner trust certificates shall, no later than 5 days after the expiration of such 30-day period, purchase such Mortgage Loan and the related Mortgaged Property at an amount equal to the sum of (i) accrued and unpaid interest on such Mortgage Loan as of such purchase date (“Accrued Interest”) and (ii) the highest of such three Fair Value Prices respectively determined by such appraisal firms, and shall promptly deliver such amount to the Servicer for deposit into the accounts held by the Servicer for the trust. All costs relating to the computation of the related Fair Value Prices shall be for the account of the holder of the owner trust certificates and shall be paid by the holder of the owner trust certificates at the time of such Mortgage Loan and the related Mortgaged Property are purchased by the holder of the owner trust certificates. Notwithstanding anything herein to the contrary, the majority holder of the owner trust certificates shall not be entitled to any of its rights described herein with respect to a mortgage loan and the related mortgaged property (at the highest of the three Fair Value Prices respectively determined by such appraisal firms as set forth above) within the timeframe described above following objection to the Servicer action.

Optional Sale of Defaulted

Mortgage Loans:

The Servicer may also, in its discretion, as an alternative to foreclosure, sell defaulted mortgage loans at fair market value to third-parties, if the Servicer reasonably believes that such sale would maximize proceeds to the noteholders in the aggregate (on a present value basis) with respect to that mortgage loan.

Permitted Activities:

Notwithstanding the foregoing, the Issuer, at the direction of the majority holder of the owner trust certificate, shall amend the owner trust’s permitted activities. Any amendment of the permitted activities shall be accompanied by (i) an appropriate amendment to the applicable Agreement, (ii) any opinion of counsel reasonably required by the underwriter, the rating agencies, the Indenture Trustee and the Securities Administrator, (iii) the approval of the rating agencies and/or written confirmation from the rating agencies stating that such amendment will not result in the rating of any Note to be downgraded, withdrawn or suspended, or in the case of Moody's, written notice to Moody’s of such amendment and (iv) the consent of the majority holder of the owner trust certificate to the amendment of such permitted activities.

ERISA Considerations:

The Offered Notes are expected to be ERISA eligible as of the Closing Date. However, prospective investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA Plan’s acquisition and ownership of the Offered Notes.

SMMEA Considerations:	The Offered Notes are expected to constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (SMMEA).

Tax Considerations:	The Offered Notes will be treated as indebtedness.

Form of Registration:	The Class Offered Notes will be issued in book-entry form through DTC.

Minimum Denominations:	The Offered Notes will be issued with a minimum denomination of $100,000 with incremental denominations of $1.

Static Pool Information:

To retrieve Static Pool Information, please visit the CitiMortgage website at www.citimortgagembs.com where “Reg AB” should be chosen from the menu shown at the left. From the Reg AB screen, please select the shelf “CMLTI” from the dropdown menu and then select the deal name “2006-AR1” from the list provided.

The Mortgage Loans: Collateral Description (1)

	Group I	Group II	Group III
Aggregate Principal Balance	$ 700,546,037.21	$ 198,521,379.82	$ 695,842,022.86
Average Loan Balance	$ 543,902.20	$443,128.08	$ 383,595.38
Number of Loans	1,288	448	1,814
WA Months to Roll	48	56	59
WA Term to Maturity	348	356	359
WA Gross WAC (%)	5.237%	5.116%	5.950%
WA Expense Fee before Reset	0.2525%	0.2525%	0.2525%
WA Expense Fee after Reset	0.2525%	0.2525%	0.2525%
WA Net WAC (%)	4.985%	4.864%	5.698%
WA Initial Cap (%)	4.820%	5.000%	5.000%
WA Periodic Cap (%)	2.000%	2.000%	2.000%
WA Lifetime Cap (%)	10.296%	10.116%	10.950%
WA Lifetime Floor (%)	2.750%	2.750%	2.749%
Maximum Coupon (%)	5.250%	5.375%	7.125%
Minimum Coupon (%)	4.125%	3.500%	5.500%
WA Gross Margin (%)	2.750%	2.750%	2.749%
WA Net Margin (%)	2.498%	2.497%	2.497%
One Year CMT Indexed %	100.00%	100.00%	100.00%
WA FICO	736	742	737
FICO < 620 (%)	0.00%	0.19%	0.00%
Interest Only %	84.04%	84.63%	91.81%
Cash Out Refinance %	31.74%	10.63%	24.19%
California %	87.16%	25.61%	37.60%
Primary Residence %	94.16%	91.98%	83.13%
Investor %	0.00%	0.36%	5.95%
Single Family and PUD %	80.58%	82.02%	77.58%
Largest Loan Balance	$2,500,000.00	$2,310,000.00	$2,730,000.00
WA Original LTV (%)	71.41%	72.98%	73.96%
WA Combined LTV (%)	78.39%	79.73%%	80.85%
Originator:	Wells Fargo 100.00%	Wells Fargo 100.00%	Wells Fargo 100.00%

(1) Numbers may not sum to 100% due to rounding.

Group I Collateral Summary
Collateral statistics for the Mortgage Loans listed below are as of the Cutoff Date

	Summary Statistics		Tolerances

Number of Mortgage Loans:	1,288
Aggregate Original Principal Balance:	$712,338,672.00		(+/-) 7%
Aggregate Current Principal Balance:	$700,546,037.21		(+/-) 7%
Average Original Loan Balance:	$553,057.98		Approx.
Average Current Loan Balance:	$543,902.20		Approx.
Percent of Interest Only Loans:	84.04%		Approx.
1st Lien:	100.00%
Percent with Prepayment Penalty:	0.00%
Wtd. Avg. Net/Gross Coupon:	4.985% / 5.237%		(+/-) 7 bps
GWAC Range:	4.125% - 5.250%		Approx.
Index:	1 Year CMT	100.00%	Approx.
Wtd. Avg. Net/Gross Margin by Index:	1 Year CMT	2.498% / 2.750%	(+/-) 7 bps
Reset Frequency:	Annually	100.00%
Wtd. Avg. Original Term (months):	360
Wtd. Avg. Remaining Term (months):	348		(+/-) 1 month
Wtd. Avg. Months to Roll:	48		(+/-) 1 month
Wtd. Avg. Next Change Date:	February 9, 2010		Approx.
Initial Cap:	4.820%		Approx.
Periodic Cap:	2.000%
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	2.498% / 2.750%		(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	10.044% / 10.296%		(+/-) 7 bps
Wtd. Avg. Original LTV:	71.41%		Approx.
Wtd. Avg. Combined LTV:	78.39%		Approx.
Wtd. Avg. Borrower FICO: (FICO>0)	736		Approx.
Relocation Loans:	0.48%		Approx.
Geographic Distribution: (>5%)	California	87.16%	Approx.
Originator:	Wells Fargo	100.00%

Current Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
15,759 - 25,000	1	$15,758.54	0.00%	5.250%	766	57.14%
50,001 - 75,000	2	$121,721.51	0.02	5.250	775	64.99
75,001 - 100,000	1	$89,081.49	0.01	5.250	784	69.39
200,001 - 225,000	2	$444,720.00	0.06	5.250	776	80.00
250,001 - 275,000	1	$253,514.90	0.04	5.250	779	67.48
300,001 - 325,000	3	$947,735.32	0.14	5.250	775	66.00
325,001 - 358,700	8	$2,774,846.68	0.40	5.250	730	70.41
358,701 - 375,000	100	$36,643,488.11	5.23	5.249	737	74.79
375,001 - 425,000	274	$109,624,820.92	15.65	5.246	735	73.02
425,001 - 525,000	390	$183,446,242.63	26.19	5.241	735	73.21
525,001 - 625,000	224	$128,167,654.70	18.30	5.243	732	74.53
625,001 - 725,000	120	$79,566,499.37	11.36	5.240	737	71.80
725,001 - 825,000	51	$39,100,917.70	5.58	5.232	741	69.70
825,001 - 925,000	31	$26,873,677.25	3.84	5.250	737	68.35
925,001 - 1,025,000	63	$61,934,310.34	8.84	5.207	733	63.15
1,025,001 - 1,525,000	5	$6,353,848.26	0.91	5.250	756	71.95
1,525,001 - 2,500,000	12	$24,187,199.49	3.45	5.174	737	54.85
Total	1,288	$700,546,037.21	100.00%	5.237%	736	71.41%

The average current balance, as of the cut-off date is approximately $543,902.20.

Original Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
359,920 - 400,000	261	$98,294,560.62	14.03%	5.246%	737	73.49%
400,001 - 500,000	437	$193,873,870.64	27.67	5.242	735	73.53
500,001 - 600,000	269	$147,196,134.82	21.01	5.245	733	73.69
600,001 - 700,000	138	$88,718,838.60	12.66	5.240	733	73.08
700,001 - 800,000	59	$43,904,548.79	6.27	5.239	739	69.90
800,001 - 900,000	34	$28,032,632.22	4.00	5.239	738	69.73
900,001 - 1,000,000	70	$67,797,966.77	9.68	5.210	734	63.24
1,000,001 - 1,500,000	7	$7,780,597.76	1.11	5.250	763	67.64
1,500,001 - 2,500,000	13	$24,946,886.99	3.56	5.176	738	55.16
Total	1,288	$700,546,037.21	100.00%	5.237%	736	71.41%

The average balance at origination, as of the cut-off date is approximately $553,057.98.

Originator	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Wells Fargo	1,288	$700,546,037.21	100.00%	5.237%	736	71.41%
Total	1,288	$700,546,037.21	100.00%	5.237%	736	71.41%

Current Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
4.125 - 4.500	2	$1,960,000.00	0.28%	4.316%	779	56.19%
4.501 - 5.000	24	$16,468,278.83	2.35	4.853	720	62.43
5.001 - 5.250	1,262	$682,117,758.38	97.37	5.249	736	71.67
Total	1,288	$700,546,037.21	100.00%	5.237%	736	71.41%

The weighted average current rate, as of the cut-off date is approximately 5.237%.

Original Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
180 - 240	1	$340,788.43	0.05%	5.250%	694	76.21%
241 - 360	1,287	$700,205,248.78	99.95	5.237	736	71.41
Total	1,288	$700,546,037.21	100.00%	5.237%	736	71.41%

The weighted average original term, as of the cut-off date is 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
142 - 144	1	$340,788.43	0.05%	5.250%	694	76.21%
313 - 324	91	$47,841,050.06	6.83	5.243	722	66.67
325 - 336	37	$19,366,273.58	2.76	5.230	724	66.94
337 - 348	193	$101,202,985.52	14.45	5.231	734	71.10
349 - 355	966	$531,794,939.62	75.91	5.238	738	72.05
Total	1,288	$700,546,037.21	100.00%	5.237%	736	71.41%

The weighted average remaining term, as of the cut-off date is approximately 348 months.

Lien Position	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
First	1,288	$700,546,037.21	100.00%	5.237%	736	71.41%
Total	1,288	$700,546,037.21	100.00%	5.237%	736	71.41%

As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
No	612	$332,258,007.19	47.43%	5.238%	735	68.80%
Yes	676	368,288,030.02	52.57	5.237	736	73.76
Total	1,288	$700,546,037.21	100.00%	5.237%	736	71.41%

Original Loan-To-Value	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
17.78 - 20.00	3	$1,559,881.31	0.22%	5.250%	752	18.72%
20.01 - 25.00	4	$2,509,025.26	0.36	5.250	776	23.15
25.01 - 30.00	10	$6,884,626.88	0.98	5.141	730	27.34
30.01 - 35.00	6	$3,434,732.16	0.49	5.032	747	32.72
35.01 - 40.00	13	$7,456,855.93	1.06	5.250	730	37.95
40.01 - 45.00	18	$10,034,322.81	1.43	5.219	748	42.81
45.01 - 50.00	23	$15,979,303.98	2.28	5.181	762	47.37
50.01 - 55.00	46	$29,469,925.40	4.21	5.250	730	53.15
55.01 - 60.00	49	$33,852,406.21	4.83	5.214	727	57.89
60.01 - 65.00	89	$56,919,789.15	8.13	5.243	739	62.65
65.01 - 70.00	121	$69,722,548.76	9.95	5.239	729	68.24
70.01 - 75.00	164	$92,887,190.68	13.26	5.244	728	73.59
75.01 - 80.00	727	$362,945,425.70	51.81	5.241	738	79.54
80.01 - 85.00	3	$1,317,441.00	0.19	5.250	732	83.82
85.01 - 90.00	9	$4,154,549.92	0.59	5.250	707	89.63
90.01 - 95.00	3	$1,418,012.06	0.20	5.250	756	93.54
Total	1,288	$700,546,037.21	100.00%	5.237%	736	71.41%

The weighted average original loan-to-value ratio, as of the cut-off date is approximately 71.41%.

Combined Loan to Value	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
17.78 - 20.00	2	$1,040,542.69	0.15%	5.250%	778	18.40%
20.01 - 25.00	5	$3,028,363.88	0.43	5.250	763	22.50
25.01 - 30.00	4	$1,645,132.76	0.23	5.250	750	26.54
30.01 - 35.00	5	$2,775,704.01	0.40	4.980	766	31.75
35.01 - 40.00	8	$4,654,264.13	0.66	5.250	729	37.05
40.01 - 45.00	17	$10,313,789.57	1.47	5.147	729	39.52
45.01 - 50.00	17	$11,428,972.24	1.63	5.154	765	46.48
50.01 - 55.00	36	$21,783,514.72	3.11	5.250	739	49.35
55.01 - 60.00	37	$24,485,802.62	3.50	5.242	728	56.97
60.01 - 65.00	76	$46,449,797.39	6.63	5.240	739	61.63
65.01 - 70.00	110	$62,726,474.66	8.95	5.239	728	64.76
70.01 - 75.00	118	$67,531,882.09	9.64	5.246	731	71.90
75.01 - 80.00	274	$147,819,672.62	21.10	5.241	736	76.15
80.01 - 85.00	49	$28,211,962.71	4.03	5.237	731	74.99
85.01 - 90.00	237	$124,935,648.36	17.83	5.236	731	78.34
90.01 - 95.00	215	$108,615,462.57	15.50	5.240	742	79.54
95.01 - 100.00	78	$33,099,050.19	4.72	5.250	741	79.92
Total	1,288	$700,546,037.21	100.00%	5.237%	736	71.41%

The weighted average combined loan-to-value ratio, as of the cut-off date is approximately 78.39%.

FICO Score	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
625 - 649	18	$9,638,571.54	1.38%	5.211%	641	67.98%
650 - 674	65	$36,457,393.16	5.20	5.225	667	68.72
675 - 699	193	$105,317,295.06	15.03	5.245	687	73.12
700 - 724	235	$126,826,861.25	18.10	5.240	712	72.02
725 - 749	235	$128,428,094.88	18.33	5.238	737	71.06
750 - 774	285	$153,188,258.65	21.87	5.236	762	72.29
775 - 799	229	$125,845,367.44	17.96	5.233	785	69.56
800 - 817	24	$12,991,094.38	1.85	5.243	804	71.12
Not Available	4	$1,853,100.85	0.26	5.250	N/A	81.57
Total	1,288	$700,546,037.21	100.00%	5.237%	736	71.41%

The weighted average FICO, as of the cut-off date is approximately 736.

State	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
California	1,126	$610,590,562.50	87.16%	5.239%	737	71.75%
Nevada	25	$14,464,494.32	2.06	5.185	734	68.42
Arizona	27	$13,575,101.44	1.94	5.241	732	71.44
Washington	22	$10,130,023.13	1.45	5.235	718	72.09
Colorado	16	$8,955,900.61	1.28	5.217	741	70.54
Others	72	$42,829,955.21	6.11	5.230	726	67.53
Total	1,288	$700,546,037.21	100.00%	5.237%	736	71.41%

Index	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
1 Year CMT	1,288	$700,546,037.21	100.00%	5.237%	736	71.41%
Total	1,288	$700,546,037.21	100.00%	5.237%	736	71.41%

Rate Adjustment Frequency	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Annually	1,288	$700,546,037.21	100.00%	5.237%	736	71.41%
Total	1,288	$700,546,037.21	100.00%	5.237%	736	71.41%

Margin (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.750 - 2.750	1,288	$700,546,037.21	100.00%	5.237%	736	71.41%
Total	1,288	$700,546,037.21	100.00%	5.237%	736	71.41%

The weighted average margin, as of the cut-off date is approximately 2.750%.

Initial Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.000	79	$42,123,901.46	6.01%	5.242%	720	66.64%
5.000	1,209	$658,422,135.75	93.99	5.237	737	71.71
Total	1,288	$700,546,037.21	100.00%	5.237%	736	71.41%

The weighted average initial interest rate cap, as of the cut-off date is approximately 4.820%.

Periodic Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.000	1,288	$700,546,037.21	100.00%	5.237%	736	71.41%
Total	1,288	$700,546,037.21	100.00%	5.237%	736	71.41%

The weighted average periodic interest rate cap, as of the cut-off date is approximately 2.000%.

Maximum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
9.125 - 9.500	2	$1,960,000.00	0.28%	4.316%	779	56.19%
9.501 - 10.000	23	$15,519,432.64	2.22	4.851	722	62.66
10.001 - 10.500	1,185	$641,501,787.17	91.57	5.249	737	71.99
10.501 - 11.000	1	$948,846.19	0.14	4.875	691	58.82
11.001 - 11.250	77	$40,615,971.21	5.80	5.250	721	66.50
Total	1,288	$700,546,037.21	100.00%	5.237%	736	71.41%

The weighted average lifetime maximum gross rate, as of the cut-off date is approximately 10.296%.

Minimum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.750 - 2.750	1,288	$700,546,037.21	100.00%	5.237%	736	71.41%
Total	1,288	$700,546,037.21	100.00%	5.237%	736	71.41%

The weighted average lifetime minimum gross rate, as of the cut-off date is approximately 2.750%.

Next Rate Change Date	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
August 2007	1	$880,933.89	0.13%	5.250%	791	23.25%
September 2007	16	$8,440,145.05	1.20	5.250	728	68.31
October 2007	10	$5,701,205.89	0.81	5.250	739	57.25
November 2007	16	$8,404,910.88	1.20	5.250	709	69.97
December 2007	21	$10,414,909.82	1.49	5.216	723	64.55
January 2008	17	$8,536,014.74	1.22	5.250	710	71.98
February 2008	11	$5,803,718.22	0.83	5.250	716	71.91
March 2008	9	$4,985,404.20	0.71	5.250	703	73.26
April 2008	5	$2,612,587.40	0.37	5.191	708	73.27
May 2008	1	$407,733.93	0.06	5.250	697	51.52
June 2008	3	$1,247,606.76	0.18	5.250	747	37.88
July 2008	3	$1,166,411.86	0.17	5.049	749	79.24
October 2008	8	$4,761,932.83	0.68	5.250	746	68.14
November 2008	3	$1,935,584.25	0.28	5.250	700	46.92
December 2008	4	$1,674,079.40	0.24	5.250	764	70.27
January 2009	1	$574,932.95	0.08	5.250	685	80.00
June 2009	3	$1,995,509.07	0.28	5.250	724	77.52
July 2009	35	$18,982,531.33	2.71	5.250	741	73.55
August 2009	46	$23,144,182.17	3.30	5.250	740	73.27
September 2009	27	$13,488,994.79	1.93	5.250	732	75.04
October 2009	11	$5,344,703.82	0.76	5.250	729	67.14
November 2009	3	$1,200,515.87	0.17	5.250	685	71.41
December 2009	1	$379,600.00	0.05	5.250	705	80.00
January 2010	21	$12,215,251.87	1.74	5.134	746	68.11
February 2010	46	$24,451,696.60	3.49	5.229	722	66.64
March 2010	81	$39,847,488.81	5.69	5.244	726	75.76
April 2010	125	$62,722,295.76	8.95	5.228	728	71.17
May 2010	162	$90,484,053.08	12.92	5.245	740	73.97
June 2010	145	$83,715,824.99	11.95	5.239	739	71.72
July 2010	168	$98,940,138.70	14.12	5.223	736	70.39
August 2010	169	$93,054,051.09	13.28	5.245	739	71.40
September 2010	116	$63,031,087.19	9.00	5.247	747	71.85
Total	1,288	$700,546,037.21	100.00%	5.237%	736	71.41%

Property Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Single Family	1,017	$563,700,234.89	80.47%	5.237%	734	70.60%
Condominium	252	$122,543,515.43	17.49	5.238	740	75.43
2 to 4 Family	18	$13,536,911.73	1.93	5.245	742	68.30
PUD	1	$765,375.16	0.11	5.250	688	80.00
Total	1,288	$700,546,037.21	100.00%	5.237%	736	71.41%

Occupancy Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Owner Occupied	1,216	$659,603,658.89	94.16%	5.238%	735	71.71%
Second Home	72	40,942,378.32	5.84	5.231	747	66.58
Total	1,288	$700,546,037.21	100.00%	5.237%	736	71.41%

Loan Purpose	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Purchase	645	$354,213,979.73	50.56%	5.234%	743	75.71%
Cash Out Refinance	415	222,383,332.17	31.74	5.245	731	66.88
Rate/Term Refinance	228	123,948,725.31	17.69	5.234	724	67.23
Total	1,288	$700,546,037.21	100.00%	5.237%	736	71.41%

Documentation Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Full	714	$402,296,161.22	57.43%	5.235%	728	73.42%
Stated	568	294,984,481.68	42.11	5.241	746	68.70
Limited/Reduced	6	3,265,394.31	0.47	5.156	720	67.94
Total	1,288	$700,546,037.21	100.00%	5.237%	736	71.41%

IO Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
None	212	$111,829,807.07	15.96%	5.232%	724	67.66%
60	968	529,241,836.54	75.55	5.237	737	72.04
120	108	59,474,393.60	8.49	5.249	745	72.83
Total	1,288	$700,546,037.21	100.00%	5.237%	736	71.41%

PMI Status	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Current LTV<=80	1,274	$694,096,034.23	99.08%	5.237%	736	71.24%
Radian Guaranty	5	2,288,006.12	0.33	5.250	719	88.93
RMIC	4	1,639,968.72	0.23	5.250	670	91.37
Lender Paid MI	3	1,532,105.00	0.22	5.250	714	86.59
Gemico	2	989,923.14	0.14	5.250	753	90.74
Total	1,288	$700,546,037.21	100.00%	5.237%	736	71.41%

Relocation Loan	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
No	1,282	$697,177,455.28	99.52%	5.237%	735	71.37%
Yes	6	3,368,581.93	0.48	5.250	787	78.86
Total	1,288	$700,546,037.21	100.00%	5.237%	736	71.41%

Current Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
74,221 - 75,000	1	$74,221.00	0.04%	4.000%	702	80.00%
100,001 - 125,000	3	$355,270.00	0.18	4.752	721	83.52
125,001 - 150,000	9	$1,283,548.55	0.65	4.964	734	74.73
150,001 - 175,000	26	$4,249,468.70	2.14	5.046	744	79.72
175,001 - 200,000	29	$5,544,719.92	2.79	5.117	731	76.24
200,001 - 225,000	19	$4,077,354.67	2.05	5.029	744	81.46
225,001 - 250,000	19	$4,550,516.90	2.29	5.021	737	75.67
250,001 - 275,000	21	$5,580,029.60	2.81	5.076	713	77.26
275,001 - 300,000	23	$6,641,089.78	3.35	4.952	731	78.72
300,001 - 325,000	33	$10,376,399.49	5.23	5.216	740	77.03
325,001 - 358,700	34	$11,724,598.50	5.91	5.111	742	78.28
358,701 - 375,000	13	$4,727,156.64	2.38	5.202	754	74.18
375,001 - 425,000	31	$12,452,300.23	6.27	5.153	727	75.53
425,001 - 525,000	63	$29,682,089.01	14.95	5.189	745	73.81
525,001 - 625,000	40	$22,977,899.80	11.57	5.157	737	76.76
625,001 - 725,000	31	$20,550,484.52	10.35	5.079	754	73.27
725,001 - 825,000	15	$11,743,862.70	5.92	5.146	749	68.55
825,001 - 925,000	11	$9,689,169.44	4.88	5.170	750	67.20
925,001 - 1,025,000	17	$16,843,944.64	8.48	5.095	742	60.44
1,025,001 - 1,525,000	7	$9,087,255.73	4.58	5.043	758	71.33
1,525,001 - 2,310,000	3	$6,310,000.00	3.18	4.921	729	59.22
Total	448	$198,521,379.82	100.00%	5.116%	742	72.98%

The average current balance, as of the cut-off date is approximately $443,128.08.

Original Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
74,221 - 75,000	1	$74,221.00	0.04%	4.000%	702	80.00%
100,001 - 125,000	3	$355,270.00	0.18	4.752	721	83.52
125,001 - 150,000	9	$1,283,548.55	0.65	4.964	734	74.73
150,001 - 175,000	26	$4,249,468.70	2.14	5.046	744	79.72
175,001 - 200,000	29	$5,544,719.92	2.79	5.117	731	76.24
200,001 - 225,000	19	$4,077,354.67	2.05	5.029	744	81.46
225,001 - 250,000	19	$4,550,516.90	2.29	5.021	737	75.67
250,001 - 275,000	21	$5,580,029.60	2.81	5.076	713	77.26
275,001 - 300,000	22	$6,349,371.19	3.20	4.933	731	78.66
300,001 - 333,700	40	$12,654,851.98	6.37	5.199	739	77.21
333,701 - 350,000	15	$5,132,177.31	2.59	5.125	741	80.21
350,001 - 400,000	42	$15,567,350.71	7.84	5.109	738	75.82
400,001 - 500,000	64	$28,711,148.01	14.46	5.193	744	72.94
500,001 - 600,000	44	$24,034,995.99	12.11	5.177	739	77.40
600,001 - 700,000	37	$23,912,559.86	12.05	5.095	752	73.32
700,001 - 800,000	14	$10,629,007.60	5.35	5.120	749	73.29
800,001 - 900,000	11	$9,319,207.62	4.69	5.170	756	64.56
900,001 - 1,000,000	21	$20,489,456.88	10.32	5.111	740	61.80
1,000,001 - 1,500,000	7	$9,087,255.73	4.58	5.043	758	71.33
1,500,001 - 2,310,000	4	$6,918,867.60	3.49	4.961	728	60.09
Total	448	$198,521,379.82	100.00%	5.116%	742	72.98%

The average balance at origination, as of the cut-off date is approximately $446,471.88.

Originator	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Wells Fargo	448	$198,521,379.82	100.00%	5.116%	742	72.98%
Total	448	$198,521,379.82	100.00%	5.116%	742	72.98%

Current Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
3.500 - 3.500	1	$668,000.00	0.34%	3.500%	701	80.00%
3.501 - 4.000	6	$2,783,744.44	1.40	3.900	699	78.01
4.001 - 4.500	24	$7,247,896.41	3.65	4.292	727	74.55
4.501 - 5.000	111	$55,234,273.63	27.82	4.889	745	69.72
5.001 - 5.375	306	$132,587,465.34	66.79	5.289	743	74.11
Total	448	$198,521,379.82	100.00%	5.116%	742	72.98%

The weighted average current rate, as of the cut-off date is approximately 5.116%.

Original Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
360 - 360	448	$198,521,379.82	100.00%	5.116%	742	72.98%
Total	448	$198,521,379.82	100.00%	5.116%	742	72.98%

The weighted average original term, as of the cut-off date is 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
311 - 312	1	$399,899.89	0.20%	4.875%	669	61.07%
313 - 324	4	$1,698,530.96	0.86	5.375	739	56.34
325 - 336	20	$7,857,054.44	3.96	5.094	724	70.53
337 - 348	25	$6,594,482.57	3.32	4.878	716	76.00
349 - 360	398	$181,971,411.96	91.66	5.124	744	73.16
Total	448	$198,521,379.82	100.00%	5.116%	742	72.98%

The weighted average remaining term, as of the cut-off date is approximately 356 months.

Lien Position	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
First	448	$198,521,379.82	100.00%	5.116%	742	72.98%
Total	448	$198,521,379.82	100.00%	5.116%	742	72.98%

As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
No	217	$103,370,387.49	52.07%	5.144%	749	71.15%
Yes	231	95,150,992.33	47.93	5.085	735	74.97
Total	448	$198,521,379.82	100.00%	5.116%	742	72.98%

Original Loan-To-Value	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
26.50 - 30.00	2	$1,199,915.64	0.60%	5.117%	725	27.19%
35.01 - 40.00	5	$3,547,838.50	1.79	5.019	757	38.22
40.01 - 45.00	5	$4,544,099.38	2.29	4.761	738	42.88
45.01 - 50.00	10	$4,489,214.00	2.26	5.314	758	48.05
50.01 - 55.00	10	$6,432,189.18	3.24	5.207	743	52.09
55.01 - 60.00	13	$7,362,388.92	3.71	5.181	740	57.58
60.01 - 65.00	21	$12,965,188.01	6.53	4.976	754	62.37
65.01 - 70.00	24	$15,939,833.92	8.03	5.136	744	68.62
70.01 - 75.00	38	$20,221,986.71	10.19	5.198	751	73.70
75.01 - 80.00	300	$116,169,864.11	58.52	5.122	739	79.62
80.01 - 85.00	5	$1,511,314.99	0.76	5.133	750	81.82
85.01 - 90.00	3	$1,112,157.97	0.56	4.395	672	87.79
90.01 - 95.00	11	$2,864,675.38	1.44	5.087	734	94.48
95.01 - 100.00	1	$160,713.11	0.08	5.000	724	100.00
Total	448	$198,521,379.82	100.00%	5.116%	742	72.98%

The weighted average original loan-to-value ratio, as of the cut-off date is approximately 72.98%.

Combined Loan to Value	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
26.50 - 30.00	1	$374,915.64	0.19%	5.375%	731	26.50%
30.01 - 35.00	1	$825,000.00	0.42	5.000	722	27.50
35.01 - 40.00	5	$3,547,838.50	1.79	5.019	757	38.22
40.01 - 45.00	3	$1,544,099.38	0.78	5.187	804	42.20
45.01 - 50.00	10	$4,489,214.00	2.26	5.314	758	48.05
50.01 - 55.00	8	$5,949,764.31	3.00	5.088	741	49.34
55.01 - 60.00	8	$4,746,098.54	2.39	5.218	729	56.58
60.01 - 65.00	19	$10,491,898.10	5.29	4.943	756	62.29
65.01 - 70.00	17	$10,420,462.07	5.25	5.082	743	65.55
70.01 - 75.00	35	$18,873,387.74	9.51	5.189	758	71.16
75.01 - 80.00	105	$49,307,129.30	24.84	5.149	743	77.92
80.01 - 85.00	14	$8,658,720.80	4.36	5.107	733	75.09
85.01 - 90.00	83	$37,654,457.93	18.97	5.122	733	78.35
90.01 - 95.00	77	$25,819,061.63	13.01	5.109	740	80.95
95.01 - 100.00	62	$15,819,331.88	7.97	5.002	733	79.93
Total	448	$198,521,379.82	100.00%	5.116%	742	72.98%

The weighted average combined loan-to-value ratio, as of the cut-off date is approximately 79.73%.

FICO Score	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
600 - 624	1	$381,778.29	0.19%	5.250%	614	80.00%
625 - 649	2	$760,244.61	0.38	4.238	627	86.13
650 - 674	18	$7,798,351.00	3.93	5.206	667	72.39
675 - 699	61	$23,145,270.32	11.66	5.086	688	74.95
700 - 724	84	$37,954,379.66	19.12	5.026	714	71.45
725 - 749	85	$36,886,351.26	18.58	5.147	737	73.95
750 - 774	85	$38,788,324.80	19.54	5.155	761	74.84
775 - 799	89	$40,912,686.85	20.61	5.146	786	71.42
800 - 816	20	$10,581,926.29	5.33	5.100	805	68.83
Not Available	3	$1,312,066.74	0.66	5.375	N/A	76.24
Total	448	$198,521,379.82	100.00%	5.116%	742	72.98%

The weighted average FICO, as of the cut-off date is approximately 742.

State	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
California	102	$50,838,325.82	25.61%	5.233%	741	73.53%
Florida	45	$17,993,181.44	9.06	5.133	734	69.73
Virginia	27	$12,759,076.67	6.43	5.214	753	74.64
Washington	27	$11,915,941.34	6.00	5.121	747	73.16
Colorado	16	$9,210,880.23	4.64	5.093	729	69.26
Maryland	18	$8,912,961.49	4.49	5.278	732	71.02
New York	14	$8,606,270.03	4.34	5.104	739	76.51
Georgia	24	$6,712,208.39	3.38	5.039	735	77.71
Minnesota	17	$6,599,529.01	3.32	4.980	764	74.61
Nevada	10	$6,398,975.17	3.22	5.084	776	66.31
Ohio	21	$6,155,932.23	3.10	4.426	726	79.50
Arizona	13	$6,058,140.61	3.05	5.145	735	72.27
North Carolina	12	$4,794,377.21	2.42	4.808	725	65.58
New Jersey	12	$4,494,442.42	2.26	5.003	742	69.70
District of Columbia	7	$3,966,150.42	2.00	5.185	753	67.57
Illinois	10	$3,695,430.13	1.86	5.249	741	80.05
Texas	7	$3,673,949.04	1.85	4.848	774	76.94
Massachusetts	7	$3,242,037.38	1.63	5.193	715	75.98
Pennsylvania	7	$3,108,289.92	1.57	5.105	768	70.74
Michigan	4	$1,990,900.05	1.00	5.186	766	75.87
Others	48	$17,394,380.82	8.76	5.050	738	73.88
Total	448	$198,521,379.82	100.00%	5.116%	742	72.98%

Index	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
1 Year CMT	448	$198,521,379.82	100.00%	5.116%	742	72.98%
Total	448	$198,521,379.82	100.00%	5.116%	742	72.98%

Rate Adjustment Frequency	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Annually	448	$198,521,379.82	100.00%	5.116%	742	72.98%
Total	448	$198,521,379.82	100.00%	5.116%	742	72.98%

Margin (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.750 - 2.750	448	$198,521,379.82	100.00%	5.116%	742	72.98%
Total	448	$198,521,379.82	100.00%	5.116%	742	72.98%

The weighted average margin, as of the cut-off date is approximately 2.750%.

Initial Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
5.000	448	$198,521,379.82	100.00%	5.116%	742	72.98%
Total	448	$198,521,379.82	100.00%	5.116%	742	72.98%

The weighted average initial interest rate cap, as of the cut-off date is approximately 5.000%.

Periodic Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.000	448	$198,521,379.82	100.00%	5.116%	742	72.98%
Total	448	$198,521,379.82	100.00%	5.116%	742	72.98%

The weighted average periodic interest rate cap, as of the cut-off date is approximately 2.000%.

Maximum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
8.500 - 8.500	1	$668,000.00	0.34%	3.500%	701	80.00%
8.501 - 9.000	6	$2,783,744.44	1.40	3.900	699	78.01
9.001 - 9.500	24	$7,247,896.41	3.65	4.292	727	74.55
9.501 - 10.000	111	$55,234,273.63	27.82	4.889	745	69.72
10.001 - 10.375	306	$132,587,465.34	66.79	5.289	743	74.11
Total	448	$198,521,379.82	100.00%	5.116%	742	72.98%

The weighted average lifetime maximum gross rate, as of the cut-off date is approximately 10.116%.

Minimum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.750 - 2.750	448	$198,521,379.82	100.00%	5.116%	742	72.98%
Total	448	$198,521,379.82	100.00%	5.116%	742	72.98%

The weighted average lifetime minimum gross rate, as of the cut-off date is approximately 2.750%.

Next Rate Change Date	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
January 2007	1	$399,899.89	0.20%	4.875%	669	61.07%
October 2007	1	$602,734.60	0.30	5.375	769	57.78
December 2007	1	$429,162.13	0.22	5.375	714	64.29
January 2008	1	$291,718.59	0.15	5.375	726	80.00
February 2008	1	$374,915.64	0.19	5.375	731	26.50
March 2008	1	$395,027.02	0.20	5.375	N/A	75.00
April 2008	2	$1,507,221.27	0.76	5.284	720	66.61
May 2008	1	$342,655.53	0.17	5.000	694	85.21
September 2008	5	$1,305,221.98	0.66	4.808	714	75.27
October 2008	2	$557,968.53	0.28	5.224	697	73.77
November 2008	1	$332,500.00	0.17	4.750	741	95.00
December 2008	2	$1,235,531.75	0.62	5.258	744	62.17
January 2009	2	$510,727.85	0.26	4.750	725	80.00
February 2009	4	$1,670,200.51	0.84	5.106	731	63.65
March 2009	4	$1,139,147.84	0.57	4.818	724	74.64
April 2009	1	$273,988.00	0.14	4.625	712	80.00
May 2009	2	$468,373.61	0.24	4.997	700	80.11
June 2009	1	$176,413.27	0.09	4.750	692	74.79
July 2009	1	$282,794.88	0.14	4.875	682	95.00
August 2009	1	$318,669.10	0.16	4.750	724	63.80
November 2009	1	$207,900.00	0.10	5.250	781	79.99
December 2009	2	$497,424.87	0.25	5.083	728	55.20
January 2010	2	$936,439.77	0.47	3.966	694	78.37
February 2010	10	$2,293,331.23	1.16	5.236	721	77.97
March 2010	7	$2,486,856.21	1.25	5.103	724	69.83
April 2010	14	$4,249,155.38	2.14	4.995	753	70.43
May 2010	12	$3,676,026.73	1.85	5.071	729	70.79
June 2010	16	$5,545,172.67	2.79	5.141	747	76.99
July 2010	13	$3,361,573.69	1.69	5.173	749	73.13
August 2010	7	$3,613,636.03	1.82	5.067	744	71.99
September 2010	5	$3,823,567.46	1.93	5.095	731	69.83
October 2010	5	$1,449,908.00	0.73	5.336	749	75.95
November 2010	12	$5,250,100.44	2.64	5.126	732	75.77
December 2010	39	$22,544,165.86	11.36	5.079	750	69.86
January 2011	236	$110,159,607.49	55.49	5.128	742	73.77
February 2011	32	$15,811,642.00	7.96	5.189	758	73.98
Total	448	$198,521,379.82	100.00%	5.116%	742	72.98%

Property Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Single Family	343	$161,870,988.40	81.54%	5.097%	741	72.14%
Condominium	100	35,490,906.32	17.88	5.201	749	76.86
PUD	4	961,650.00	0.48	5.304	718	71.94
2 to 4 Family	1	197,835.10	0.10	4.625	754	69.47
Total	448	$198,521,379.82	100.00%	5.116%	742	72.98%

Occupancy Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Owner Occupied	411	$182,597,301.45	91.98%	5.110%	741	73.47%
Second Home	34	15,216,764.91	7.67	5.173	749	66.84
Investor	3	707,313.46	0.36	5.334	756	77.36
Total	448	$198,521,379.82	100.00%	5.116%	742	72.98%

Loan Purpose	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Purchase	339	$148,679,981.71	74.89%	5.127%	745	75.50%
Rate/Term Refinance	50	28,742,054.09	14.48	5.033	739	62.74
Cash Out Refinance	59	21,099,344.02	10.63	5.154	728	69.20
Total	448	$198,521,379.82	100.00%	5.116%	742	72.98%

Documentation Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Full	287	$130,003,730.89	65.49%	5.089%	736	73.57%
Stated	155	66,594,202.53	33.55	5.166	755	72.09
Limited/Reduced	6	1,923,446.40	0.97	5.176	714	64.32
Total	448	$198,521,379.82	100.00%	5.116%	742	72.98%

IO Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
None	60	$30,522,524.56	15.37%	5.133%	744	73.38%
36	2	$1,286,084.47	0.65	5.292	770	75.39
60	321	$135,156,384.51	68.08	5.085	742	72.59
120	65	$31,556,386.28	15.90	5.226	740	74.19
Total	448	$198,521,379.82	100.00%	5.116%	742	72.98%

PMI Status	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Current LTV<=80	430	$193,716,098.36	97.58%	5.121%	743	72.52%
RADIAN	3	1,132,657.97	0.57	4.357	667	89.46
Lender Paid MI	3	1,110,202.00	0.56	5.029	736	93.73
RMIC	4	906,221.50	0.46	5.320	746	94.96
PMI	3	781,529.88	0.39	5.104	714	88.32
United Guaranty	2	425,257.00	0.21	5.148	750	90.82
Gemico	2	288,700.00	0.15	4.771	738	87.65
Pledged Asset Loan	1	160,713.11	0.08	5.000	724	100.00
Total	448	$198,521,379.82	100.00%	5.116%	742	72.98%

Relocation Loan	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
No	391	$170,378,293.38	85.82%	5.126%	742	72.38%
Yes	57	28,143,086.44	14.18	5.058	744	76.59
Total	448	$198,521,379.82	100.00%	5.116%	742	72.98%

Group III Collateral Summary
Collateral statistics for the Mortgage Loans listed below are as of the Cutoff Date

	Summary Statistics		Tolerances

Number of Mortgage Loans:	1,814
Aggregate Original Principal Balance:	$696,872,857.00		(+/-) 7%
Aggregate Current Principal Balance:	$695,842,022.86		(+/-) 7%
Average Original Loan Balance:	$384,163.65		Approx.
Average Current Loan Balance:	$383,595.38		Approx.
Percent of Interest Only Loans:	91.80%		Approx.
1st Lien:	100.00%
Percent with Prepayment Penalty:	0.00%
Wtd. Avg. Net/Gross Coupon:	5. 698% / 5. 950%		(+/-) 7 bps
GWAC Range:	5.500% - 7.125%		Approx.
Index:	1 Year CMT	100.00%
Wtd. Avg. Net/Gross Margin by Index:	1 Year CMT	2.497% / 2.749%	(+/-) 7 bps
Reset Frequency:	Annually	100.00%
Wtd. Avg. Original Term (months):	360
Wtd. Avg. Remaining Term (months):	359		(+/-) 1 month
Wtd. Avg. Months to Roll:	59		(+/-) 1 month
Wtd. Avg. Next Change Date:	December 29, 2010		Approx.
Initial Cap:	5.000%
Periodic Cap:	2.000%
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	2.497% / 2.749%		(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	10.698% / 10.950%		(+/-) 7 bps
Wtd. Avg. Original LTV:	73.96%		Approx.
Wtd. Avg. Combined LTV:	80.85%		Approx.
Wtd. Avg. Borrower FICO: (FICO>0)	737		Approx.
Relocation Loans	1.62%
Geographic Distribution: (>5%)	California	37.60%	Approx.
	Florida	13.11%	Approx.
	Virginia	6.92%	Approx.
Originator:	Wells Fargo	100.00%

Current Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
37,800 - 50,000	1	$37,800.00	0.01%	6.625%	716	90.00%
50,001 - 75,000	9	$581,020.23	0.08	6.273	733	61.41
75,001 - 100,000	35	$3,191,911.67	0.46	6.063	747	70.66
100,001 - 125,000	63	$7,157,428.18	1.03	6.018	738	75.12
125,001 - 150,000	102	$14,141,874.71	2.03	6.039	746	75.52
150,001 - 175,000	113	$18,296,880.81	2.63	6.029	738	77.31
175,001 - 200,000	134	$25,165,136.89	3.62	6.032	737	79.01
200,001 - 225,000	111	$23,667,333.03	3.40	5.999	737	77.93
225,001 - 250,000	109	$25,845,014.84	3.71	6.012	733	76.26
250,001 - 275,000	100	$26,371,023.07	3.79	5.973	739	78.02
275,001 - 300,000	87	$25,060,050.00	3.60	5.962	734	77.83
300,001 - 325,000	89	$27,787,226.19	3.99	5.960	740	77.48
325,001 - 358,700	91	$31,127,416.84	4.47	5.914	736	76.47
358,701 - 375,000	26	$9,512,023.69	1.37	5.977	735	72.46
375,001 - 425,000	71	$28,818,803.62	4.14	5.938	735	75.45
425,001 - 525,000	306	$145,372,105.53	20.89	5.922	737	75.51
525,001 - 625,000	144	$82,526,716.24	11.86	5.913	735	74.74
625,001 - 725,000	79	$52,688,728.74	7.57	5.980	742	72.41
725,001 - 825,000	41	$31,810,298.64	4.57	5.869	735	70.17
825,001 - 925,000	27	$23,466,706.28	3.37	5.964	741	68.97
925,001 - 1,025,000	39	$38,203,112.34	5.49	5.845	741	70.01
1,025,001 - 1,525,000	23	$27,776,046.32	3.99	6.073	738	64.30
1,525,001 - 2,730,000	14	$27,237,365.00	3.91	5.947	736	62.50
Total	1,814	$695,842,022.86	100.00%	5.950%	737	73.96%

The average current balance, as of the cut-off date is approximately $383,595.38.

Original Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
37,800 - 50,000	1	$37,800.00	0.01%	6.625%	716	90.00%
50,001 - 75,000	9	$581,020.23	0.08	6.273	733	61.41
75,001 - 100,000	35	$3,191,911.67	0.46	6.063	747	70.66
100,001 - 125,000	63	$7,157,428.18	1.03	6.018	738	75.12
125,001 - 150,000	102	$14,141,874.71	2.03	6.039	746	75.52
150,001 - 175,000	113	$18,296,880.81	2.63	6.029	738	77.31
175,001 - 200,000	134	$25,165,136.89	3.62	6.032	737	79.01
200,001 - 225,000	111	$23,667,333.03	3.40	5.999	737	77.93
225,001 - 250,000	109	$25,845,014.84	3.71	6.012	733	76.26
250,001 - 275,000	100	$26,371,023.07	3.79	5.973	739	78.02
275,001 - 300,000	86	$24,760,279.17	3.56	5.968	734	78.00
300,001 - 333,700	109	$34,367,334.19	4.94	5.958	738	77.86
333,701 - 350,000	50	$17,105,844.98	2.46	5.894	739	75.36
350,001 - 400,000	79	$29,466,503.40	4.23	5.978	734	74.34
400,001 - 500,000	274	$125,274,109.33	18.00	5.931	737	75.12
500,001 - 600,000	193	$105,467,238.74	15.16	5.905	736	75.25
600,001 - 700,000	95	$61,888,016.31	8.89	5.949	739	73.33
700,001 - 800,000	39	$29,573,963.54	4.25	5.898	735	70.91
800,001 - 900,000	29	$24,481,182.77	3.52	5.941	741	70.71
900,001 - 1,000,000	46	$43,988,715.68	6.32	5.857	741	68.92
1,000,001 - 1,500,000	23	$27,776,046.32	3.99	6.073	738	64.30
1,500,001 - 2,730,000	14	$27,237,365.00	3.91	5.947	736	62.50
Total	1,814	$695,842,022.86	100.00%	5.950%	737	73.96%

The average balance at origination, as of the cut-off date is approximately $384,163.65.

Originator	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Wells Fargo	1,814	$695,842,022.86	100.00%	5.950%	737	73.96%
Total	1,814	$695,842,022.86	100.00%	5.950%	737	73.96%

Current Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
5.500 - 5.500	128	$56,260,944.47	8.09%	5.500%	745	75.14%
5.501 - 6.000	1,057	$414,662,800.69	59.59	5.834	740	74.30
6.001 - 6.500	588	$212,976,881.02	30.61	6.252	731	72.85
6.501 - 7.000	40	$11,875,796.68	1.71	6.739	725	76.42
7.001 - 7.125	1	$65,600.00	0.01	7.125	729	80.00
Total	1,814	$695,842,022.86	100.00%	5.950%	737	73.96%

The weighted average current rate, as of the cut-off date is approximately 5.950%.

Original Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
360 - 360	1,814	$695,842,022.86	100.00%	5.950%	737	73.96%
Total	1,814	$695,842,022.86	100.00%	5.950%	737	73.96%

The weighted average original term, as of the cut-off date is 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
351 - 360	1,814	$695,842,022.86	100.00%	5.950%	737	73.96%
Total	1,814	$695,842,022.86	100.00%	5.950%	737	73.96%

The weighted average remaining term, as of the cut-off date is approximately 359 months.

Lien Position	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
First	1,814	$695,842,022.86	100.00%	5.950%	737	73.96%
Total	1,814	$695,842,022.86	100.00%	5.950%	737	73.96%

As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
No	882	$368,145,693.91	52.91%	5.969%	737	71.59%
Yes	932	327,696,328.95	47.09	5.930	738	76.63
Total	1,814	$695,842,022.86	100.00%	5.950%	737	73.96%

Original Loan-To-Value	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
12.24 - 15.00	2	$160,000.00	0.02%	5.875%	777	12.64%
15.01 - 20.00	4	$395,129.30	0.06	5.673	759	18.06
20.01 - 25.00	3	$709,500.00	0.10	6.066	765	22.99
25.01 - 30.00	5	$1,411,767.25	0.20	5.838	782	28.51
30.01 - 35.00	8	$1,647,522.16	0.24	5.846	769	31.68
35.01 - 40.00	13	$3,814,645.00	0.55	6.115	757	38.32
40.01 - 45.00	23	$13,949,926.90	2.00	5.847	763	42.26
45.01 - 50.00	23	$12,996,051.90	1.87	6.013	758	48.40
50.01 - 55.00	31	$16,506,005.18	2.37	6.034	751	53.24
55.01 - 60.00	53	$28,002,665.62	4.02	5.945	734	57.82
60.01 - 65.00	85	$50,411,545.41	7.24	6.024	729	63.80
65.01 - 70.00	98	$54,764,636.55	7.87	5.995	730	68.77
70.01 - 75.00	164	$88,246,201.42	12.68	5.968	734	73.71
75.01 - 80.00	1,212	$398,876,279.49	57.32	5.926	739	79.74
80.01 - 85.00	9	$2,956,266.72	0.42	5.954	749	83.82
85.01 - 90.00	40	$9,972,954.44	1.43	6.024	724	89.51
90.01 - 95.00	40	$10,050,925.52	1.44	5.991	719	94.92
95.01 - 100.00	1	$970,000.00	0.14	5.875	656	100.00
Total	1,814	$695,842,022.86	100.00%	5.950%	737	73.96%

The weighted average original loan-to-value ratio, as of the cut-off date is approximately 73.96%.

Combined Loan to Value	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
12.24 - 15.00	2	$160,000.00	0.02%	5.875%	777	12.64%
15.01 - 20.00	4	$395,129.30	0.06	5.673	759	18.06
20.01 - 25.00	2	$459,500.00	0.07	5.966	759	23.42
25.01 - 30.00	4	$1,053,151.05	0.15	5.911	778	28.24
30.01 - 35.00	5	$1,316,522.16	0.19	5.816	787	31.23
35.01 - 40.00	12	$3,574,645.00	0.51	6.109	757	38.25
40.01 - 45.00	22	$12,959,543.10	1.86	5.823	762	41.70
45.01 - 50.00	24	$13,076,051.90	1.88	6.009	757	48.10
50.01 - 55.00	27	$13,376,005.18	1.92	6.039	751	53.13
55.01 - 60.00	49	$24,218,015.62	3.48	5.965	737	57.05
60.01 - 65.00	57	$27,194,133.41	3.91	6.017	723	63.43
65.01 - 70.00	74	$40,960,306.55	5.89	5.994	733	67.52
70.01 - 75.00	153	$87,290,580.35	12.54	6.004	733	71.43
75.01 - 80.00	422	$166,714,128.60	23.96	5.930	739	78.18
80.01 - 85.00	34	$16,590,204.39	2.38	5.970	736	76.03
85.01 - 90.00	240	$95,648,132.38	13.75	5.931	737	79.29
90.01 - 95.00	334	$101,443,617.69	14.58	5.872	737	81.00
95.01 - 100.00	349	$89,412,356.18	12.85	5.990	735	80.02
Total	1,814	$695,842,022.86	100.00%	5.950%	737	73.96%

The weighted average combined loan-to-value ratio, as of the cut-off date is approximately 80.85%.

FICO Score	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
625 - 649	4	$2,552,720.43	0.37%	6.479%	637	67.25%
650 - 674	100	$41,616,286.10	5.98	6.002	667	76.20
675 - 699	273	$100,633,009.32	14.46	6.002	688	74.98
700 - 724	321	$123,371,120.00	17.73	5.960	711	74.96
725 - 749	334	$122,932,213.47	17.67	5.969	737	74.42
750 - 774	407	$165,254,231.08	23.75	5.911	762	73.42
775 - 799	293	$105,532,867.07	15.17	5.900	786	72.22
800 - 819	79	$32,401,066.15	4.66	5.941	807	71.37
Not Available	3	$1,548,509.24	0.22	5.783	N/A	74.02
Total	1,814	$695,842,022.86	100.00%	5.950%	737	73.96%

The weighted average FICO, as of the cut-off date is approximately 737.

State	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
California	528	$261,606,116.74	37.60%	5.960%	736	72.80%
Florida	273	91,252,236.80	13.11	6.009	738	74.41
Virginia	122	48,170,365.95	6.92	5.877	746	76.65
Arizona	114	32,291,349.56	4.64	6.046	740	74.69
Maryland	78	30,622,605.17	4.40	5.987	731	75.57
Washington	75	21,808,954.96	3.13	5.908	728	77.65
Georgia	74	20,401,190.52	2.93	5.815	737	75.30
Illinois	58	19,925,262.42	2.86	5.998	726	71.91
Colorado	61	19,414,536.46	2.79	5.879	734	74.30
New York	31	16,706,021.55	2.40	5.924	736	70.18
Nevada	39	14,503,385.18	2.08	5.940	742	76.60
New Jersey	26	11,002,007.58	1.58	5.890	730	72.91
Minnesota	35	9,015,201.61	1.30	5.992	741	74.94
North Carolina	31	8,651,591.41	1.24	5.818	755	73.83
Texas	23	7,446,106.41	1.07	5.762	750	71.95
Pennsylvania	24	7,360,863.76	1.06	5.978	746	75.92
Others	222	75,664,226.78	10.87	5.931	740	74.19
Total	1,814	$695,842,022.86	100.00%	5.950%	737	73.96%

Index	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
1 Year CMT	1,814	$695,842,022.86	100.00%	5.950%	737	73.96%
Total	1,814	$695,842,022.86	100.00%	5.950%	737	73.96%

Rate Adjustment Frequency	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Annually	1,814	$695,842,022.86	100.00%	5.950%	737	73.96%
Total	1,814	$695,842,022.86	100.00%	5.950%	737	73.96%

Margin (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.250 - 2.500	2	$746,800.00	0.11%	6.000%	689	78.53%
2.501 - 2.750	1,812	$695,095,222.86	99.89	5.950	737	73.96
Total	1,814	$695,842,022.86	100.00%	5.950%	737	73.96%

The weighted average margin, as of the cut-off date is approximately 2.749%.

Initial Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
5.000	1,814	$695,842,022.86	100.00%	5.950%	737	73.96%
Total	1,814	$695,842,022.86	100.00%	5.950%	737	73.96%

The weighted average initial interest rate cap, as of the cut-off date is approximately 5.000%.

Periodic Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.000	1,814	$695,842,022.86	100.00%	5.950%	737	73.96%
Total	1,814	$695,842,022.86	100.00%	5.950%	737	73.96%

The weighted average periodic interest rate cap, as of the cut-off date is approximately 2.000%.

Maximum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
10.500 - 10.500	128	$56,260,944.47	8.09%	5.500%	745	75.14%
10.501 - 11.000	1,057	$414,662,800.69	59.59	5.834	740	74.30
11.001 - 11.500	588	$212,976,881.02	30.61	6.252	731	72.85
11.501 - 12.000	40	$11,875,796.68	1.71	6.739	725	76.42
12.001 - 12.125	1	$65,600.00	0.01	7.125	729	80.00
Total	1,814	$695,842,022.86	100.00%	5.950%	737	73.96%

The weighted average lifetime maximum gross rate, as of the cut-off date is approximately 10.950%.

Minimum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.250 - 2.500	2	$746,800.00	0.11%	6.000%	689	78.53%
2.501 - 2.750	1,812	$695,095,222.86	99.89	5.950	737	73.96
Total	1,814	$695,842,022.86	100.00%	5.950%	737	73.96%

The weighted average lifetime minimum gross rate, as of the cut-off date is approximately 2.749%.

Next Rate Change Date	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
May 2010	3	$422,360.48	0.06%	5.724%	794	76.42%
July 2010	4	$1,039,898.51	0.15	5.589	687	75.87
August 2010	4	$1,322,265.36	0.19	5.639	742	77.53
October 2010	7	$2,500,907.54	0.36	5.648	737	81.73
November 2010	3	$1,003,128.66	0.14	5.959	709	80.00
December 2010	238	$92,754,296.15	13.33	6.034	730	73.75
January 2011	1,432	$548,474,604.16	78.82	5.942	739	73.97
February 2011	123	$48,324,562.00	6.94	5.913	735	73.65
Total	1,814	$695,842,022.86	100.00%	5.950%	737	73.96%

Property Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Single Family	1,289	$532,490,956.71	76.52%	5.940%	736	73.39%
Condominium	469	143,589,006.67	20.64	5.976	743	76.02
2 to 4 Family	32	11,901,543.48	1.71	6.094	725	73.88
PUD	23	7,340,516.00	1.05	5.962	740	75.19
Co-op	1	520,000.00	0.07	5.875	739	80.00
Total	1,814	$695,842,022.86	100.00%	5.950%	737	73.96%

Occupancy Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Owner Occupied	1,443	$578,465,040.55	83.13%	5.931%	735	74.29%
Second Home	207	75,976,300.41	10.92	5.968	751	71.35
Investor	164	41,400,681.90	5.95	6.187	743	74.22
Total	1,814	$695,842,022.86	100.00%	5.950%	737	73.96%

Loan Purpose	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Purchase	1,259	$450,028,857.36	64.67%	5.916%	741	77.14%
Cash Out Refinance	388	168,339,293.94	24.19	6.039	732	66.68
Rate/Term Refinance	167	77,473,871.56	11.13	5.955	728	71.34
Total	1,814	$695,842,022.86	100.00%	5.950%	737	73.96%

Documentation Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Stated	925	$371,396,726.35	53.37%	5.949%	744	72.19%
Full	885	322,914,032.05	46.41	5.950	730	75.99
Limited/Reduced	4	1,531,264.46	0.22	6.139	723	76.73
Total	1,814	$695,842,022.86	100.00%	5.950%	737	73.96%

IO Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
None	129	$57,013,273.15	8.19%	5.932%	739	73.63%
60	1,282	$476,810,250.74	68.52	5.950	737	73.89
120	403	$162,018,498.97	23.28	5.957	738	74.28
Total	1,814	$695,842,022.86	100.00%	5.950%	737	73.96%

PMI Status	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Current LTV<=80	1,724	$671,891,876.18	96.56%	5.949%	738	73.34%
Lender Paid MI	16	5,088,063.27	0.73	6.127	732	90.33
Radian	16	4,427,120.51	0.64	5.975	726	88.91
Triad	18	3,718,330.00	0.53	6.029	728	92.87
RMIC	14	3,475,887.00	0.50	5.957	733	91.16
Gemico	9	2,632,749.65	0.38	5.854	689	93.49
PMI	9	1,778,458.00	0.26	6.102	732	91.48
Pledged Asset Loan	1	970,000.00	0.14	5.875	656	100.00
MGIC	3	961,500.00	0.14	5.928	732	89.15
United Guaranty	4	898,038.25	0.13	5.770	720	94.19
Total	1,814	$695,842,022.86	100.00%	5.950%	737	73.96%

Relocation Loan	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
No	1,779	$684,566,264.58	98.38%	5.954%	737	73.84%
Yes	35	11,275,758.28	1.62	5.710	740	81.20
Total	1,814	$695,842,022.86	100.00%	5.950%	737	73.96%